Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2010 RESULTS:
NET OPERATING INCOME OF $326 MILLION, NET INCOME OF $302 MILLION,
P&C COMBINED RATIO OF 89.6%
FULL YEAR NET OPERATING INCOME OF $660 MILLION,
NET INCOME OF $690 MILLION, P&C COMBINED RATIO OF 94.8%
BOOK VALUE PER COMMON SHARE OF $40.70,
AN INCREASE OF 13% FROM DECEMBER 31, 2009
RESUMES QUARTERLY CASH DIVIDEND AT $0.10 PER SHARE
CHICAGO, February 7, 2011 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2010 results, which included net operating income of $326 million, or $1.18 per common share, and net income of $302 million, or $1.09 per common share. Full year 2010 results included net operating income of $660 million, or $2.17 per common share, and net income of $690 million, or $2.28 per common share. Full year 2010 results included an after-tax net loss of $365 million related to the previously announced Loss Portfolio Transfer (LPT) transaction with National Indemnity Company that closed on August 31, 2010, of which $344 million was recognized in continuing operations and $21 million in discontinued operations.
Property & Casualty Operations combined ratios for the fourth quarter and full year 2010 were 89.6% and 94.8%. Book value per common share was $40.70 at December 31, 2010, as compared to $35.91 at December 31, 2009.

	Results for the Three Months		Results for the Year
	Ended December 31 (a)		Ended December 31 (a)
($ millions)	2010	2009	2010	2009
Net operating income:
Net operating income before LPT	$326	$197	$1,004	$982
Net loss related to LPT	—	—	(344)	—

Net operating income	326	197	660	982
Net realized investment gains (losses)	(24)	49	51	(561)

Net income from continuing operations	302	246	711	421
Net loss from discontinued operations	—	—	(21)	(2)

Net income	$302	$246	$690	$419

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note K of the Condensed Consolidated Financial Statements within the September 30, 2010 Form 10-Q for further discussion of this measure.

Earnings (Loss) Per Share Attributable to Common Stockholders

	Results for the		Results for the
	Three Months		Year Ended
	Ended December 31		December 31
	2010	2009	2010	2009
Net operating income:
Net operating income before LPT	$1.21	$0.73	$3.73	$3.65
Net loss related to LPT	—	—	(1.28)	—

Net operating income	1.21	0.73	2.45	3.65
2008 Senior Preferred dividend	(0.03)	(0.10)	(0.28)	(0.45)

Net operating income attributable to CNA common stockholders	1.18	0.63	2.17	3.20
Net realized investment gains (losses)	(0.09)	0.18	0.19	(2.09)

Net income from continuing operations	1.09	0.81	2.36	1.11
Net loss from discontinued operations	—	—	(0.08)	(0.01)

Net income attributable to CNA common stockholders	$1.09	$0.81	$2.28	$1.10

Net operating income for the three months ended December 31, 2010 improved $129 million as compared with the same period in 2009. Net operating income for our core Property & Casualty Operations improved $50 million, primarily due to increased net investment income. Our Property & Casualty Operations produced fourth quarter combined ratios of 89.6% and 92.1% in 2010 and 2009. Net operating results for our non-core segments improved $79 million, primarily due to decreased unfavorable net prior year development.
“We are encouraged by our fourth quarter and full year results,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “Our Specialty segment continues to deliver superior results in an extremely competitive environment. We continue to be optimistic about the long term prospects of our Commercial segment, which has delivered five consecutive quarters of rate increases, as well as an improving production trend, risk selection and price differentiation.”
“We are also proud to have finished the year with a very strong balance sheet and capital position. Our book value per common share increased 13% to $40.70 from year end 2009. The Loss Portfolio Transfer in the third quarter enhanced CNA’s financial stability by substantially eliminating our exposures to legacy asbestos and pollution liabilities. In addition, during the fourth quarter we redeemed the remaining $500 million of the $1.25 billion of Senior Preferred Stock we sold to Loews Corporation in 2008.”
Pretax net investment income for the fourth quarter of 2010 improved $59 million as compared with the same period in 2009. This improvement was primarily driven by an increase in limited partnership income and an investment shift during 2010 from lower yielding short term and tax-exempt securities to higher yielding taxable fixed maturity securities.
After-tax net realized investment results decreased $73 million for the three months ended December 31, 2010 as compared with the same period in 2009, primarily due to lower gains on sales of securities, partially offset by lower other-than-temporary impairment (OTTI) losses recognized in earnings.

Net operating income for the year ended December 31, 2010 decreased $322 million as compared with the same period in 2009. Excluding the loss associated with the LPT, net operating income increased $22 million in 2010 as compared with 2009. Net operating income for our core Property & Casualty Operations improved $49 million primarily due to increased favorable net prior year development, partially offset by decreased current accident year underwriting results, including higher catastrophe losses, and decreased after-tax net investment income. Catastrophe losses were $79 million after-tax in 2010, as compared to $58 million after-tax for the same period in 2009. Our Property & Casualty Operations produced combined ratios of 94.8% and 97.4% for the year ended December 31, 2010 and 2009, or 92.8% and 96.0% before the 2.0 point and 1.4 point impacts related to catastrophes. Net operating loss for our non-core segments increased $27 million.
Pretax net investment income for the year ended December 31, 2010 decreased $4 million as compared with the same period in 2009. This decrease was primarily driven by less favorable income from our limited partnership investments, substantially offset by an investment shift during 2010 from lower yielding short term and tax-exempt securities to higher yielding taxable fixed maturity securities. The unfavorable year-over-year comparison in income from our limited partnership investments was driven by exceptional returns from our limited partnership investments in 2009.
After-tax net realized investment results improved $612 million for the year ended December 31, 2010 as compared with the same period in 2009, driven by significantly lower OTTI losses recognized in earnings.

Business Operating Highlights
CNA Specialty provides professional and management liability as well as other property and casualty coverages and services, both domestically and abroad, through a network of brokers, independent agencies and managing general underwriters.
•
Net written premiums increased $15 million for the fourth quarter of 2010 as compared with the same period in 2009. The increase in net written premiums was driven by our professional management and liability lines of business. Average rate decreased 2% for the fourth quarter of 2010 and 2009 for the policies that renewed in each period. Retention rates of 84% were achieved for those policies that were available for renewal in each period.

•
Net operating income increased $7 million for the fourth quarter of 2010 as compared with the same period in 2009. This increase was primarily due to higher net investment income, partially offset by decreased current accident year underwriting results.

•
The combined ratio increased 1.8 points for the fourth quarter of 2010 as compared with the same period in 2009. The loss ratio increased 1.0 point primarily due to the impact of higher current accident year loss ratios.

•	Net income decreased $40 million for the fourth quarter of 2010 as compared with the same period in 2009. This decrease was primarily due to lower net realized investment results.
CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
•
Net written premiums decreased $23 million for the fourth quarter of 2010 as compared with the same period in 2009. Net written premiums were unfavorably impacted by decreased insured exposures and decreased new business as a result of competitive market conditions. Average rate increased 1% for the fourth quarter of 2010 and 2009 for the policies that renewed in each period. Retention rates of 80% and 81% were achieved for those policies that were available for renewal in each period.

•
Net operating income increased $43 million for the fourth quarter of 2010 as compared with the same period in 2009. This increase was primarily due to higher net investment income, lower expenses and increased favorable development-related items.

•
The combined ratio improved 5.6 points for the fourth quarter of 2010 as compared with the same period in 2009. The loss ratio improved 3.8 points, primarily due to increased favorable development-related items, as well as a favorable re-estimation of the 2010 accident year loss ratio for the first three quarters of the year. The expense ratio improved 1.8 points, primarily due to the favorable impact of recoveries on insurance receivables written off in prior years.

•
Net income decreased $42 million for the fourth quarter of 2010 as compared with the same period in 2009. This decrease was primarily due to lower net realized investment results, partially offset by improved net operating income.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.
•	Net results improved $81 million for the fourth quarter of 2010 as compared with the same period in 2009. This increase was primarily due to higher net realized investment results.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution (A&EP). In 2010, we ceded substantially all of our legacy A&EP liabilities under the LPT.
•
Net loss decreased $57 million for the fourth quarter of 2010 as compared with the same period in 2009, primarily due to decreased unfavorable net prior year development. Partially offsetting this favorable item was decreased net investment income and lower net realized investment results. Unfavorable net prior year development of $155 million pretax related to A&EP exposures was recorded in the fourth quarter of 2009.

Segment Results for the Three Months Ended December 31, 2010

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$185	$178	$363	$(15)	$(22)	$326
Net realized investment gains (losses)	(19)	(29)	(48)	25	(1)	(24)

Net income (loss) from continuing operations	$166	$149	$315	$10	$(23)	$302

Segment Results for the Three Months Ended December 31, 2009

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$178	$135	$313	$(19)	$(97)	$197
Net realized investment gains (losses)	28	56	84	(52)	17	49

Net income (loss) from continuing operations	$206	$191	$397	$(71)	$(80)	$246

Segment Results for the Year Ended December 31, 2010

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$625	$509	$1,134	$(87)	$(387)	$660
Net realized investment gains (losses)	20	(15)	5	33	13	51

Net income (loss) from continuing operations	$645	$494	$1,139	$(54)	$(374)	$711

Segment Results for the Year Ended December 31, 2009

					Corporate
	CNA	CNA	Total P&C	Life & Group	& Other
($ millions)	Specialty	Commercial	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$591	$494	$1,085	$(16)	$(87)	$982
Net realized investment losses	(123)	(236)	(359)	(153)	(49)	(561)

Net income (loss) from continuing operations	$468	$258	$726	$(169)	$(136)	$421

Property & Casualty Operations Gross Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2010	2009	2010	2009
CNA Specialty	$1,054	$1,027	$4,234	$4,222
CNA Commercial	839	878	3,512	3,824

Total P&C Operations	$1,893	$1,905	$7,746	$8,046

Property & Casualty Operations Net Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2010	2009	2010	2009
CNA Specialty	$682	$667	$2,691	$2,684
CNA Commercial	778	801	3,208	3,448

Total P&C Operations	$1,460	$1,468	$5,899	$6,132

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
CNA Specialty	48.8%	47.8%	54.0%	56.9%
CNA Commercial	61.8%	65.6%	66.8%	70.5%
Total P&C Operations	55.9%	57.8%	61.0%	64.5%
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
CNA Specialty	80.2%	78.4%	85.0%	86.5%
CNA Commercial	97.4%	103.0%	102.9%	106.0%
Total P&C Operations	89.6%	92.1%	94.8%	97.4%
CNA Specialty Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	98.5%	95.4%	97.6%	94.6%
Effect of catastrophe impacts	0.3	0.1	0.3	0.2
Effect of development-related items	(18.6)	(17.1)	(12.9)	(8.3)

Combined ratio	80.2%	78.4%	85.0%	86.5%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	106.4%	110.5%	108.1%	107.9%
Effect of catastrophe impacts	2.3	1.1	3.5	2.4
Effect of development-related items	(11.3)	(8.6)	(8.7)	(4.3)

Combined ratio	97.4%	103.0%	102.9%	106.0%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.8%	103.9%	103.4%	102.1%
Effect of catastrophe impacts	1.4	0.7	2.0	1.4
Effect of development-related items	(14.6)	(12.5)	(10.6)	(6.1)

Combined ratio	89.6%	92.1%	94.8%	97.4%

About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (877) 718-5095, or for international callers, (719) 325-4839. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 14, 2011 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 6814447. The replay will also be available on CNA’s website. Financial supplement information related to the fourth quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA’s most recent 10-K and 10-Q on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA’s most recent 10-K and 10-Q on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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